                                                                   EXHIBIT 99.03


             Ambac Assurance Corporation and Subsidiaries (a wholly
                owned subsidiary of Ambac Financial Group, Inc.)
                   Consolidated Unaudited Financial Statements
                    as of June 30, 1997 and December 31, 1996
                and for the periods ended June 30, 1997 and 1996

Ambac Assurance Corporation and Subsidiaries
Notes to Consolidated Unaudited Financial Statements

(1)  Basis of Presentation

     Ambac Assurance Corporation ("Ambac Assurance") is a leading insurer of municipal and structured finance obligations and has been assigned triple-A claims-paying ability ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Ratings Group, Fitch Investors Service, L.P., and Nippon Investors Services, Inc. Financial guarantee insurance underwritten by Ambac Assurance guarantees payment when due of the principal of and interest on the obligation insured. In the case of a default on the insured obligation, payments under the insurance policy may not be accelerated by the policyholder without Ambac Assurance's consent. As of June 30, 1997, Ambac Assurance's net insurance in force (principal and interest) was $241.6 billion. Ambac Assurance is a wholly-owned subsidiary of Ambac Financial Group, Inc., which is a holding company that provides through its affiliates financial guarantee insurance and financial services to clients in both the public and private sectors.

     American Municipal Bond Holding Company ("AMBH"), a wholly-owned subsidiary of Ambac Assurance, is a holding company for certain real estate interests.

     During the first quarter of 1997, Ambac Assurance established a new subsidiary in the United Kingdom, AMBAC Insurance UK Limited ("AMBAC UK"), which was authorized to conduct certain classes of general insurance business in the United Kingdom. As of February 4, 1997, AMBAC UK is the primary vehicle for the issuance of financial guarantee insurance policies in the United Kingdom and Europe.

     Ambac Assurance, as the sole limited partner, owns 90% of the total partnership interests of Ambac Financial Services, Limited Partnership ("AFS"), a limited partnership which provides interest rate swaps primarily to states, municipalities and municipal authorities. The sole general partner of AFS, Ambac Financial Services Holdings, Inc., a wholly-owned subsidiary Ambac Financial Group, Inc., owns a general partnership interest representing 10% of the total partnership interest in AFS.

     Ambac Assurance's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial condition, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the six months ended June 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.

                  Ambac Assurance Corporation and Subsidiaries
                           Consolidated Balance Sheets
                    (Dollars in Thousands Except Share Data)

                                                                                         June 30, 1997            December 31, 1996
                                                                                         -------------            -----------------
                                                                                          (unaudited)
Assets

Investments:
       Bonds held in available for sale account, at fair value
           (amortized cost of $2,426,222 in 1997 and $2,323,259 in 1996)                   $2,524,873                  $2,424,524
       Short-term investments, at cost (approximates fair value)                               98,486                      91,320
                                                                                           ----------                  ----------
           Total investments                                                                2,623,359                   2,515,844

Cash                                                                                            4,346                       5,025
Securities purchased under agreements to resell                                                 4,832                       4,369
Receivable for securities sold                                                                 57,876                      18,462
Investment income due and accrued                                                              44,263                      42,263
Deferred acquisition costs                                                                    101,391                      94,212
Prepaid reinsurance                                                                           169,194                     168,786
Other assets                                                                                   60,080                      59,544
                                                                                           ----------                  ----------
           Total assets                                                                    $3,065,341                  $2,908,505
                                                                                           ==========                  ==========

Liabilities and Stockholder's Equity

Liabilities:
       Unearned premiums                                                                   $1,035,524                  $  995,220
       Losses and loss adjustment expenses                                                     61,041                      60,220
       Ceded reinsurance balances payable                                                      11,723                       7,438
       Deferred income taxes                                                                   89,594                      84,842
       Current income taxes                                                                     7,325                       8,974
       Accounts payable and other liabilities                                                  43,464                      50,244
       Payable for securities purchased                                                        71,308                      46,246
                                                                                           ----------                  ----------
           Total liabilities                                                                1,319,979                   1,253,184
                                                                                           ----------                  ----------

Stockholder's equity:
       Preferred stock, par value $1,000.00 per share; authorized
           shares - 285,000; issued and outstanding shares - none                                --                          --
       Common stock, par value $2.50 per share; authorized shares
           - 40,000,000; issued and outstanding shares - 32,800,000
           at June 30, 1997 and December 31, 1996                                              82,000                      82,000
       Additional paid-in capital                                                             520,381                     515,684
       Unrealized gains on investments, net of tax                                             64,123                      65,822
       Cumulative translation adjustment                                                          397                        --
       Retained earnings                                                                    1,078,461                     991,815
                                                                                           ----------                  ----------
           Total stockholder's equity                                                       1,745,362                   1,655,321
                                                                                           ----------                  ----------
           Total liabilities and stockholder's equity                                      $3,065,341                  $2,908,505
                                                                                           ==========                  ==========



See accompanying Notes to Consolidated Financial Statements.

                  Ambac Assurance Corporation and Subsidiaries
                      Consolidated Statements of Operations
                                   (Unaudited)
                  For The Periods Ended June 30, 1997 and 1996
                             (Dollars in Thousands)

                                                                     Three Months Ended                    Six Months Ended
                                                                          June 30,                              June 30,
                                                                 ----------------------------          ----------------------------
                                                                    1997               1996               1997               1996
                                                                 ---------          ---------          ---------          ---------
Revenues:

    Gross premiums written                                       $  74,593          $  58,768          $ 126,763          $ 110,060
    Ceded premiums written                                          (7,195)            (9,836)           (12,627)           (19,448)
                                                                 ---------          ---------          ---------          ---------
          Net premiums written                                      67,398             48,932            114,136             90,612

    Increase in unearned premiums                                  (30,595)            (8,870)           (39,883)           (21,940)
                                                                 ---------          ---------          ---------          ---------
          Net premiums earned                                       36,803             40,062             74,253             68,672

    Net investment income                                           39,363             35,584             77,894             70,489
    Net realized gains                                               3,479             67,580              4,291             69,936
    Other income                                                     3,331              4,753              6,316             10,805
                                                                 ---------          ---------          ---------          ---------
         Total revenues                                             82,976            147,979            162,754            219,902
                                                                 ---------          ---------          ---------          ---------


Expenses:

    Losses and loss adjustment expenses                                664              1,700              1,392              2,510
    Underwriting and operating expenses                             10,763             11,583             21,817             21,666
    Interest expense                                                   565                514              1,130              1,028
                                                                 ---------          ---------          ---------          ---------
         Total expenses                                             11,992             13,797             24,339             25,204
                                                                 ---------          ---------          ---------          ---------

         Income before income taxes                                 70,984            134,182            138,415            194,698
                                                                 ---------          ---------          ---------          ---------

Income tax expense:

    Current taxes                                                   12,706             38,665             24,125             52,313
    Deferred taxes                                                   2,728                806              5,667                760
                                                                 ---------          ---------          ---------          ---------

         Total income taxes                                         15,434             39,471             29,792             53,073
                                                                 ---------          ---------          ---------          ---------

         Net income                                              $  55,550          $  94,711          $ 108,623          $ 141,625
                                                                 =========          =========          =========          =========



See accompanying Notes to Consolidated Unaudited Financial Statements

                  Ambac Assurance Corporation and Subsidiaries
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                  For The Periods Ended June 30, 1997 and 1996
                             (Dollars in Thousands)


                                                              Six Months Ended
                                                                  June 30,
                                                           ----------------------
                                                              1997         1996
                                                           ---------    ---------
Cash flows from operating activities:
     Net income                                            $ 108,623    $ 141,625
     Adjustments to reconcile net income to net cash
            provided by operating activities:
     Depreciation and amortization                               871          950
     Amortization of bond premium and discount                  (591)        (811)
     Current income taxes                                     (1,649)       5,287
     Deferred income taxes                                     5,667          760
     Deferred acquisition costs                               (7,179)      (5,487)
     Unearned premiums                                        39,896       21,940
     Losses and loss adjustment expenses                         821       (6,567)
     Ceded reinsurance balances payable                        4,285       (7,889)
     Gain on sales of investments                             (4,291)     (69,936)
     Other, net                                               (4,316)      (8,685)
                                                           ---------    ---------
            Net cash provided by operating activities        142,137       71,187
                                                           ---------    ---------

Cash flows from investing activities:
     Proceeds from sales of bonds at amortized cost          711,775      742,407
     Proceeds from maturities of bonds at amortized cost      55,411       43,165
     Purchases of bonds at amortized cost                   (880,479)    (901,331)
     Change in short-term investments                         (7,166)      30,324
     Proceeds from sale of affiliate                            --        115,865
     Securities purchased under agreements to resell            (463)         128
     Other, net                                                  106       (1,404)
                                                           ---------    ---------
            Net cash used in investing activities           (120,816)      29,154
                                                           ---------    ---------

Cash flows from financing activities:
     Dividends paid                                          (22,000)    (135,865)
     Capital contribution                                       --         32,500
                                                           ---------    ---------
            Net cash used in financing activities            (22,000)    (103,365)
                                                           ---------    ---------

            Net cash flow                                       (679)      (3,024)
Cash at January 1                                              5,025        6,912
                                                           ---------    ---------
Cash at June 30                                            $   4,346    $   3,888
                                                           =========    =========

Supplemental disclosure of cash flow information:
     Cash paid during the year for:
            Income taxes                                   $  22,600    $  13,300
                                                           =========    =========


See accompanying Notes to Consolidated Financial Statements.